July 17, 2026
Energea Portfolio 3 Africa LP
52 Main Street
Chester, CT 06412
Re:      Securities Qualified under Offering Statement on Form 1-A
Dear Ladies and Gentlemen:
We have acted as counsel to Energea Portfolio 3 Africa LP, a Delaware limited partnership (the "Company"), in connection with the Company's filing of Post-Qualification Amendment No. 7 (File No. 024-12383) to the Company's Offering Statement on Form 1-A (as amended or supplemented, the "Offering Statement") pursuant to Rule 252 of Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), relating to the qualification of the Offering Statement and the offering by the Company of up to $50,000,000 of the Company's Class A Investor Shares ("Class A Investor Shares") representing limited partnership interests of the Company.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following (collectively, the "Offering Documents"):
1.     The Limited Partnership Agreement of the Company, as amended;
2.     The Certificate of Limited Partnership of the Company, as amended;
3.     The Authorizing Resolution, dated May 28, 2026, authorizing the Class A Investor Shares (the "Authorizing Resolution");
4.     The Company's forms of investment agreements, attached as Exhibits 4.2, 4.3 and 4.4 to the Offering Statement (the "Investment Agreements"); and
5.     The Offering Statement.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.  In rendering our opinion, we have relied upon the representations of the Company contained in the Offering Documents and certificates of public officials and officers of the Company, with respect to all factual matters set forth therein.  We have made no independent examination of factual matters set forth in the Offering Documents, certificates of public officials or representations made in any such document for the purpose of rendering this opinion. We have not attempted to independently verify such facts.
In particular, we have not reviewed any document (other than the Offering Documents) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed (i) the enforceability of any such document or instrument referred to or incorporated into the terms of any Offering Documents, and (ii) there is no provision in any document or instrument that is inconsistent with or that would otherwise alter the opinions stated herein.
In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the authenticity of the originals of such copies; (vi) the accuracy and completeness of all corporate records and documents made available to us by the Company; (vii) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein;(viii) that the Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware; (ix) that each of the Limited Partnership Agreement and each Investment Agreement is the valid and binding obligation of each person party thereto, enforceable against each such person in accordance with its terms; and (x) that at or prior to the time of the issuance and delivery of any of the Class A Investor Shares, (a) the Offering Statement will have become qualified and such qualification shall not have been terminated or rescinded, (b) no stop order of the Commission will have been issued, (c) the Offering Statement and any required supplements will have been delivered to each purchaser of the Class A Investor Shares as required in accordance with applicable law, and (d) the Company will receive consideration for the issuance of the Class A Investor Shares as described in the Offering Statement.
For purposes of the opinion set forth below, we have assumed that no event occurs that (i) causes the number of authorized shares of Class A Investor Shares available for issuance by the Company to be less than the aggregate of the maximum number of then unissued Class A Investor Shares and (ii) the issuances of any Class A Investor Shares under those Investment Agreements which allow for either (a) automatic investment in Class A Investor Shares on monthly basis or (b) automatic reinvestment of distributions in Class A Investor Shares, will not obligate the Company to issue more than the authorized number of Class A Investor Shares.
Our opinions expressed below are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware Uniform Revised Limited Partnership Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).  We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states.
Based on the foregoing qualifications, limitations and assumptions, we are of the opinion that, the Class A Investor Shares being sold pursuant to the Offering Statement are duly authorized and will be, when issued in the manner described in the Offering Statement and the applicable Investment Agreement, against payment therefor, legally and validly issued and holders of the Class A Investor Shares will have no obligation to make any further payments for the purchase of the Class A Investor Shares or contributions to the Company solely by reason of their ownership of the Class A Investor Shares.
We hereby consent to the inclusion of this opinion as Exhibit 12.1 to the Offering Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Norton Rose Fulbright US LLP